Exhibit 99.2

The pro-forma unaudited financial statements reflect the closing of the exchange transaction as of March 31, 2006, for Balance Sheet purposes, and for the quarter ending March 31, 2006 and the year ending December 31, 2005, for Statements of Operations purposes, as if the closing had occurred as of such dates. The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of Qorus.com, Inc.’s and VMdirect, L.L.C.’s historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

Qorus.com, Inc.
Pro Forma Combined Balance Sheet, Unaudited
As of March 31, 2006

		VMdirect,	Pro Forma
		L.L.C. and	Adjustments	Pro Forma
	Qorus.com, Inc.	Subsidiary	(See notes)	Combined
ASSETS

CURRENT ASSETS:
Cash		$397		$397
Accounts receivable		20		20
Inventories, net		157		157
Prepaid expenses and other assets		32		32

Total current assets	-	606		606

PROPERTY AND EQUIPMENT, NET		234		234

DEPOSITS AND OTHER ASSETS		182		182

Total Assets	$-	$1,022		$1,022

Qorus.com, Inc.
Pro Forma Combined Balance Sheet, Unaudited (Continued)
As of March 31, 2006

		VMdirect,	Pro Forma
		L.L.C. and	Adjustments			Pro Forma
	Qorus.com, Inc.	Subsidiary	(See notes)			Combined
LIABILITIES AND STOCKHOLDERS' AND MEMBERS DEFICIT

CURRENT LIABILITIES:
Accounts payable	$33	$247	$(33)	(D	)	$247
Accrued expenses		420				420
Accrued commissions		770				770
Due to affiliate	31	118	(31)	(D	)	118
Note payable		50				50

Total current liabilities	64	1,605	(64)	(D	)	1,605

STOCKHOLDERS' AND MEMBERS' EQUITY:

Members' Capital Contributions		4,242	(4,242)	(B	)	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 22,074,456 issued and outstanding	46		(46)	(A	)
			22	(C	)	22
Additional Paid in capital	16,930		(16,930)	(A	)
			4,242	(B	)
			(22)	(C	)	4,220
Accumulated deficit	(17,040)	(4,814)	17,040	(A	)	(4,814)
Foreign Currency translation		(11)				(11)

Total Stockholders' and Members' equity	(64)	(583)	64	(D	)	(583)

Total Liabilities and Stockholders' and Member's equity	$-	$1,022	$-			$1,022

(A)
The Combined Balance Sheet includes the accounts of the Company and its wholly owned subsidiary, VMdirect, L.L.C. This acquisition will be accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and Qorus deemed to be the legal acquirer. As such, the historical stockholders’ equity of Qorus has been eliminated with any remaining equity offset to additional paid in capital.

(B)	At the closing, the Member's contributions of VMdirect, $4,242 will be reclassified to the additional paid-in capital.

(C)
Shares are shown after a post-closing mandatory conversion of certain preferred stock issued after closing followed by a reverse split of Qorus' outstanding common shares on a 1-for-50 basis. At closing, $24 will be reclassified to common stock to reflect share adjustments in connection with these transactions.

(D)	Accounts for the sale of the assets and liabilities of Qorus before closing the VMdirect exchange transaction.

Qorus.com, Inc.
Pro Forma Statement of Combined Operations, Unaudited
For the quarter ended March 31,2006

		VMdirect, L.L.C.	Pro Forma
		and	Adjustments	Pro Forma
	Qorus.com, Inc	Subsidiary	(See notes)	Combined

Revenues	$-	$3,258		$3,258

Cost of revenues	-	690		690

Gross profit	-	2,568		2,568

Commission expenses	-	1,616		1,616

Other operating expenses	(30)	900	30	900

Operating loss	(30)	52	30	52

Other income (expense)		(11)	-	(11)

Net loss	$(30)	$41	$30	$41

Weighted Average Shares Outstanding				19,631,179
Basic and diluted Loss per share				$-

(A)
The Pro Forma Statement of Combined Operations includes the accounts of the Company and its wholly owned subsidiary, VMdirect, L.L.C. This acquisition will be accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and Qorus deemed to be the legal acquirer.

Qorus.com, Inc.
Pro Forma Statement of Combined Operations, Unaudited
For the year ended December 31, 2005

		VMdirect, L.L.C.	Pro Forma
		and	Adjustments	Pro Forma
	Qorus.com, Inc.	Subsidiary	(See notes)	Combined

Revenues	$-	$5,068		$5,068

Cost of revenues	-	1,248		1,248

Gross profit	-	3,820		3,820

Commission expenses	-	2,341		2,341

Other operating expenses	(91)	2,646	91	2,646

Operating loss	(91)	(1,167)	91	(1,167)

Other income (expense)	30	(56)	(30)	(56)

Net loss	$(61)	$(1,223)	$61	$(1,223)

Weighted Average Shares Outstanding				19,631,179
Basic and diluted Loss per share				$(0.06)

(A)
The Pro Forma Statement of Combined Operations includes the accounts of the Company and its wholly owned subsidiary, VMdirect L.L.C. This acquisition will be accounted for as a reverse merger (recapitalization) with VMdirect deemed to be the accounting acquirer, and Qorus deemed to be the legal acquirer.